Exhibit 5.1

                            FREDRIKSON & BYRON, P.A.

                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077



                                 August 26, 1998


Medtronic, Inc.
7000 Central Avenue N.E.
Minneapolis, Minnesota  55432

         Re:  Registration Statement on Form S-3

Ladies/Gentlemen:

         We are acting as corporate counsel to Medtronic, Inc. (the "Company") in connection with the preparation and filing of a registration statement (the "Registration Statement") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of 1,875,000 shares of the Company's Common Stock, $.10 par value, including the associated preferred share purchase rights (the "Shares"), in connection with an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Act in amounts and at prices and terms to be set forth in an accompanying prospectus supplement.

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.       The Company's Articles of Incorporation, as amended.

         2.       The Company's Bylaws, as amended.

         3.       Certain  corporate   resolutions  of  the  Company's  Board of
                  Directors   pertaining  to  the issuance by the Company of the
                  Shares.

         4.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

         2. The Shares, when issued and paid for, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                                              Very truly yours,

                                              FREDRIKSON & BYRON, P.A.



                                              By /s/ Melodie R. Rose
                                                 Melodie R. Rose